UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

August 24, 2016

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in the press release included herein as Exhibit 99.1, on August 24, 2016, the Company announced that Gary A. Newberry was appointed Senior Vice President and Chief Operating Officer, Joseph C. Gatto, Jr., was appointed President, in addition to his current role as Chief Financial Officer and Treasurer, and Mitzi P. Conn was appointed Vice President and Chief Accounting Officer. Fred L. Callon, who previously served as President, will remain as Chief Executive Officer and Chairman of the Board of Directors. The appointments were effective August 22, 2016. Biographical and related information regarding Mr. Newberry, Mr. Gatto and Ms. Conn is set forth in the Company’s proxy statement relating to its 2016 annual stockholders’ meeting, and such information is incorporated herein by reference.

Concurrent to the appointments, Mr. Newberry was granted a restricted stock unit award (“RSU award”) of 50,000 shares of Callon Petroleum Company common stock (“CPE stock”), Mr. Gatto was granted a RSU award of 50,000 shares of CPE stock, and Ms. Conn was granted a RSU award of 10,000 shares of CPE stock. For all of these awards, the terms specify cliff vesting three years from the grant date of the award. The awards were granted under the Company’s 2011 Omnibus Incentive Plan.

Item 7.01 Regulation FD

The following information, including the press release attached as Exhibit 99.1, is being furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and is not filed for purposes of Section 18 of the Exchange Act. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Title of Document

99.1	Press release dated August 24, 2016, announcing management appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

August 29, 2016	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated August 24, 2016, announcing management appointments.